SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): December 8, 1998

                           GreenPoint Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)



       Delaware               0-22516                   06-1379001
   (State or other        (Commission File        (IRS Employer Identification
   jurisdiction of            Number)                    Number)
    incorporation)

                    90 Park Avenue, New York, New York 10016
               --------------------------------------------------
               (Address of principal executive offices) (zip code)


                                 (212) 834-1000
              --------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.     Other Events



                  On December 8, 1998, GreenPoint Financial Corp. (the "Company"), GF Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"), entered into an Agreement and Plan of Merger dated as of such date (the "Plan"). The Plan provides for the merger of Merger Sub with and into Headlands (the "Merger"), with Headlands surviving the Merger and becoming a wholly-owned subsidiary of the Company. Following the Merger, the Company intends to contribute its interest in the surviving company to GreenPoint Bank (a wholly-owned subsidiary of the Company), which intends to hold Headlands as an operating subsidiary. The Boards of Directors of both the Company and Headlands approved the Plan and the transactions contemplated thereby at their respective meetings held on December 8, 1998.

            Under the Plan, each share of Headlands common stock, without par value ("Headlands Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.620 shares (the "Exchange Ratio") of Company common stock, par value $0.01 per share ("Company Common Stock"). In addition, at the Effective Time, all rights with respect to options to purchase Headlands Common Stock outstanding at the Effective Time will be converted into rights with respect to options to purchase Company Common Stock. The number of shares covered by such options and the exercise price thereof will be adjusted to reflect the Exchange Ratio. The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

            The Plan provides for Peter T. Paul, Chairman, Chief Executive Officer and President of Headlands, to join the Company as vice chairman and to become a member of the Board of Directors of the Company as of the Effective Time.

            Consummation of the Merger is subject to various conditions, including: (i) approval of the Plan and the Merger by the stockholders of Headlands; (ii) receipt of all requisite regulatory approvals and the expiration of any regulatory waiting periods; (iii) receipt by each of the Company and Headlands of an opinion of its counsel as to the tax treatment of certain aspects of the Merger and receipt by each of an opinion of its independent public accountants to the effect that the Merger will qualify for pooling of interests accounting treatment; (iv) registration under the Securities Act of 1933, as amended, of the issuance of the Company Common Stock in the Merger; and (v) satisfaction of certain other conditions.

            In connection with the Plan, certain members of the Board of Directors of Headlands and certain of their affiliates, who in the aggregate have voting power over more than a majority of the shares of Headlands Common Stock outstanding as of the date of the Plan, have agreed with the Company pursuant to separate support agreements to vote all such shares of Headlands Common Stock in favor of the Plan and the Merger.

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                  In connection with the Plan, the Company and Headlands
entered into a Stock Option Agreement dated as of December 8, 1998 (the "Option Agreement"). Pursuant to the Option Agreement, Headlands granted to the Company an irrevocable option to purchase, under certain circumstances, up to 19.9% of the Headlands Common Stock outstanding as of December 8, 1998 at a price, subject to certain adjustments, of $16.125 per share (the "Company Option"). Under certain circumstances, Headlands could be required to repurchase the Company Option or the shares acquired pursuant to the exercise of the Company Option.

            A copy of the Company's press release announcing the execution of the Plan and related agreements is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.     Financial Statements and Exhibits

(a)         Financial statements of businesses acquired.

               -   Not Applicable

(b)         Pro forma financial information.

               -   Not Applicable

(c)         Exhibits.

            99.1  Press release



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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

            Dated:  December 11, 1998

                                    GREENPOINT FINANCIAL CORP.


                                    By:     /s/ Howard C. Bluver
                                    Name:   Howard C. Bluver
                                    Title:  Senior Vice President,
                                            General Counsel and Secretary

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EXHIBIT INDEX

99.1       Press release


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                                                                  Exhibit 99.1


               GREENPOINT FINANCIAL TO ACQUIRE HEADLANDS MORTGAGE

          $473 Million Purchase Gives GreenPoint a Leadership Position in a Third Niche of Specialty Home Finance

New York, December 9 - GreenPoint Financial Corp. (NYSE: GPT) today announced a definitive agreement to acquire Headlands Mortgage Company (NASDAQ: HDLD), Larkspur, California, in a stock transaction valued at approximately $473 million.

Headlands is one of the largest independent mortgage banking companies in the country, offering a wide range of products originated primarily through mortgage brokers. The company specializes in "Alt A" mortgages, a niche estimated at approximately $80 billion in originations in 1998. "Alt A" borrowers have strong credit histories, but do not meet agency lending guidelines for one or more reasons. Headlands originated $3.7 billion in 1997, $6.8 billion through October 31, 1998, and has a servicing portfolio of $4.4 billion.

"This acquisition will more than double GreenPoint's loan origination volume, add significant revenue growth, and give GreenPoint a leadership position in a third niche of the specialty home finance business," said Thomas S. Johnson, Chairman and Chief Executive Office of GreenPoint Financial. "Headlands is a leading lender in the 'Alt A' segment of the mortgage market, and we are excited to have its founder and CEO, Peter T. Paul, join the GreenPoint family.

"Strategically the 'Alt A' niche is very complementary to our existing mortgage and manufactured housing businesses," Mr. Johnson continued. "The ability of the Headlands and GreenPoint Mortgage sales forces to offer each other's products will provide tremendous opportunities."

"Merging with GreenPoint," said Peter T. Paul, Chairman, President and Chief Executive Officer of Headlands, "will allow us to accomplish our two most important goals: building a much stronger capital and funding base and establishing a strong broker distribution channel in the eastern half of the United States. These two goals represent the key to our future growth and profitability, and the merger with GreenPoint represents an ideal opportunity to accomplish both in one step."

Strategic Compatibility

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Headlands' "Alt A" mortgage specialization is very compatible with GreenPoint's existing mortgage and manufactured housing finance businesses. Each is national in scope with a leading market position and solid growth prospects. Each targets borrowers who are under-served by the conventional mortgage market. As a result, each business provides higher asset values through premium pricing and prepayment speeds slower than conventional mortgages.

In addition, the sales organizations of Headlands and GreenPoint are very complementary. Headlands' sales major strength is in the western half of the United States, while GreenPoint Mortgage's sales strength is primarily in the eastern half of the country.

Further, the product sets of the two companies are very complementary. Headlands has tremendous strength in its product diversity and ability to develop new products quickly, while GreenPoint Mortgage has tremendous strength in its expertise in no-documentation lending and in its position as the largest lender in that segment.

An Exceptional Non-Conforming Lender

Founded by Chief Executive Officer Peter T. Paul in 1986, Headlands became a public company in February 1998. Headlands is a full service mortgage banking company that originates, services, and sells whole loans. As a result of its focus on whole loan sales rather than securizations, Headlands has positive cash flow and a clean balance sheet.

The Company's focus is on "Alt A" loans, but its total product set is broad, including home equity lines of credit, second mortgages, jumbo and agency loans. In total, Headlands offers more than 100 variations of these products, and is known for its ability to create and introduce new credit-based mortgage products very quickly.

Organizational Structure

Headlands will operate as a separate subsidiary of GreenPoint Bank. Mr. Paul will become Vice Chairman and a member of the Board of Directors of GreenPoint Financial Corp. He will report to Bharat B. Bhatt, President and Chief Operating Officer. Employment agreements have been reached with the key senior managers of Headlands.

The Transaction

The acquisition will be accounted for as a tax-free pooling of interests, with
0.62 shares of GreenPoint stock being exchanged for each share of Headlands stock. The deal is valued at approximately $473 million as of the close of business December 8, 1998. The merger has been approved by both GreenPoint's and Headlands' Boards of Directors, and is subject to regulatory approvals and approval by Headlands' shareholders. Mr. Paul owns or has a beneficial interest in approximately 42% of Headlands' outstanding shares. The acquisition is expected to be completed by the end of the first quarter of 1999.

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The merger is expected to be slightly dilutive to cash earnings, and accretive to GAAP earnings. Specifically, it is expected to be 1.7% dilutive to cash earnings per share in 1999, and 0.3% accretive in 2000. On a GAAP basis, it is expected to be 5.2% accretive to earnings per share in 1999 and 8.8% accretive in 2000. Additionally, the merger is expected to be accretive to tangible book value per share by 12.3% in 1999 and 16.8% in 2000.

History of Successful Acquisitions

The Headlands transaction is GreenPoint's sixth acquisition in four years, and is the second major acquisition this year, bringing GreenPoint a third housing-related specialty finance niche.

In September 1998, GreenPoint completed the acquisition of BankAmerica Housing Services, now named GreenPoint Credit, providing GreenPoint with its second strategically compatible asset generation niche with a high market share. To date, GreenPoint has achieved all its key financial goals for the acquisition, is hitting its loan origination targets, and successfully completed its first securitization on November 30.

GreenPoint Financial Corp.

GreenPoint Financial Corp. (NYSE: GPT) is a leading national specialty home finance company with three principal subsidiaries. GreenPoint Mortgage, a national mortgage banking company headquartered in Charlotte, is the leading national lender in no-documentation residential mortgages. GreenPoint Credit, headquartered in San Diego, is the second largest lender nationally in the manufactured housing finance industry. GreenPoint Bank, a New York State chartered savings bank, has $10.8 billion in deposits in 73 branches serving more than 400,000 households in the Greater New York City area.

This release contains certain forward-looking statements regarding each of GreenPoint Financial Corp., Headlands Mortgage Company, and the combined company following the acquisition. These forward-looking statements include information concerning possible or assumed future results of operations and business plans, including estimates and projections relating to accretion to earnings that may be realized from the acquisition, enhanced revenue growth, cost savings, transaction charges, and other opportunities following the acquisition. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to: risks and uncertainties related to execution of the acquisition, including integration activities and the ability of GreenPoint Financial Corp. to retain senior management from Headlands; prevailing economic conditions; changes in interest rates, loan demand, real estate values, and competition; the level of defaults and prepayments on loans made by the combined company; changes in accounting principles, policies, and guidelines; adverse changes or conditions in capital or financial markets; changes in

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any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory, and technological factors affecting the combined company's operations, pricing, products, and services. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.